UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

Bluerock Multifamily Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

Bluerock Enhanced Multifamily Trust, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Amendment of Affiliate Working Capital Line of Credit

On October 2, 2012, the Company entered into a working capital line of credit provided by Bluerock Special Opportunity + Income Fund II, LLC (“SOIF II”) and Bluerock Special Opportunity + Income Fund III, LLC (“SOIF III,” and together with SOIF II, the “SOIFs”), pursuant to which the Company may borrow up to $12.5 million (such amount, the “Commitment Amount,” and such line of credit, the “SOIF LOC”). The SOIF LOC had an initial term of six (6) months (the “Initial Term”), an initial maturity date of April 2, 2013 (the “Maturity Date”), and was prepayable without penalty. The SOIF LOC was to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the Initial Term. Interest on the SOIF LOC is paid on a current basis from cash flow distributed to the Company from its real estate assets, and is secured by a pledge of the Company’s unencumbered real estate assets, including those of its wholly owned subsidiaries.

Pursuant to the terms of the SOIF LOC, the Company is entitled to extend the Maturity Date in its sole and absolute discretion, with at least five (5) days’ prior written notice to the SOIFs, for an additional six (6) month period to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50%.

On March 4, 2013, the Company and the SOIFs agreed to amend the SOIF LOC, to increase the Commitment Amount from $12.5 million to $13.5 million, and to extend the Initial Term by six (6) months to October 2, 2013, (such amendment, the “SOIF LOC Amendment”). All other terms of the SOIF LOC remain unchanged and as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2012.

In accordance with the requirements of the Company’s charter, the SOIF LOC Amendment was reviewed and approved by a majority of the Board of Directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. As of March 5, 2013 (unaudited), the Company had a balance on the SOIF LOC of $11,879,018.23.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

DATE: March 8, 2013	By:	/s/ Jordan Ruddy
Jordan Ruddy President and Chief Operating Officer